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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in Registration Statements Nos. 333-49296, 333-42420, 333-87937 and 333-68715 on Form S-3 and Nos.
333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-50113, 33-48295,
33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061,
and 33-37293 on Form S-8 of ConAgra Foods, Inc. and subsidiaries of our reports dated July 13, 2001 (which reports express an unqualified opinion and include an explanatory paragraph relating to change in methods of accounting for revenue recognition relating to the shipping terms for certain of its product sales, retailer sales incentives, and consumer sales incentives), appearing in and incorporated by reference in this Annual Report on Form 10-K of ConAgra Foods, Inc. and subsidiaries for the year ended May 27, 2001.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Omaha, Nebraska
August 24, 2001


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